Exhibit 32.2

Certification by the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Adam Clode, hereby certify that, to the best of my knowledge, the Annual Report on Form 10-K of Tribal Rides International Corp. for the year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of. the Tribal Rides International Corp.

Date: August 27, 2025	/s/ Adam Clode
Adam Clode
Chief Financial Officer